Exhibit 99.2

CSX
How tomorrow moves

CSX QUARTERLY FINANCIAL REPORT
THIRD QUARTER 2011

CSX Announces Record Third Quarter Results

Year-Over-Year Highlights:

•	Operating income improves to $878 million

•	Earnings per share increases 19 percent to 43 cents

•	Operating ratio remains strong at 70.4 percent

Jacksonville, Fla. - October 18, 2011 - CSX Corporation (NYSE: CSX) today announced third quarter net earnings of $464 million, or $0.43 per share, versus $414 million, or $0.36 per share, in the same period last year. This is a 19 percent improvement in earnings per share and a record third quarter for the company.

“Even as the economy moderated, CSX delivered strong financial results while investing in additional resources to strengthen customer service,” said Michael J. Ward, chairman, president and chief executive officer. “This helped position our business, our customers and our communities for growth in the near- and long-term.”

Revenue in the quarter improved 11 percent from the prior year to nearly $3 billion, with increases across all of the company's major markets. These results reflect the compelling value of freight rail transportation and fuel recoveries that offset higher costs. The higher revenue, coupled with the company's on-going focus on profitable growth, increased operating income to a third quarter record of $878 million and produced an operating ratio of 70.4 percent.

At the same time, the company expects to achieve its target of a 65 percent operating ratio by no later than 2015.

This earnings announcement, as well as a package of detailed financial information, is contained in the CSX Quarterly Financial Report available on the company's website at http://investors.csx.com and on Form 8-K with the Securities and Exchange Commission (“SEC”).

Table of Contents	The accompanying unaudited	CSX CORPORATION	CONTACTS:
	financial information should be	500 Water Street, C900
Consolidated Financial Statements........p. 3	read in conjunction with the	Jacksonville, FL 32202	INVESTOR RELATIONS
Operating Statistics...............................p. 10	Company’s most recent	http://www.csx.com	David Baggs
Network Map.........................................p. 11	Annual Report on Form 10-K,		(904) 359-4812
	Quarterly Reports on Form		MEDIA
	10-Q, and any Current		Lauren Rueger
	Reports on Form 8-K.		(877) 835-5279

CSX executives will conduct a quarterly earnings conference call with the investment community on October 19, 2011 at 8:30 a.m. Eastern Time. Investors, media and the public may listen to the conference call by dialing 1-888-327-6279 (888-EARN-CSX) and asking for the CSX earnings call. (Callers outside the U.S., dial 1-773-756-0199). Participants should dial in 10 minutes prior to the call. In conjunction with the call, a live webcast will be accessible and presentation materials will be posted on the company's website at http://investors.csx.com. Following the earnings call, an internet replay of the presentation will be archived on the company website.

CSX Corporation, based in Jacksonville, Fla., is one of the nation's leading transportation companies, providing rail, intermodal and rail-to-truck transload services. The company's transportation network spans approximately 21,000 miles, with service to 23 eastern states and the District of Columbia, and connects to more than 240 short line and regional railroads and more than 70 ocean, river, and lake ports. More information about CSX Corporation and its subsidiaries is available at www.csx.com.

Forward-looking Statements

This information and other statements by the company may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, volumes, rates, cost-savings, expenses, taxes, liquidity, capital expenditures, dividends, share repurchases or other financial items, statements of management's plans, strategies and objectives for future operations, and management's expectations as to future performance and operations and the time by which objectives will be achieved, statements concerning proposed new services, and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” “estimate,” “preliminary” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company updates any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by any forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by any forward-looking statements include, among others; (i) the company's success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic, political or business conditions, including those affecting the transportation industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; (v) the outcome of claims and litigation involving or affecting the company; (vi) natural events such as severe weather conditions or pandemic health crises; and (vii) the inherent uncertainty associated with projecting economic and business conditions.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company's SEC reports, accessible on the SEC's website at www.sec.gov and the company's website at www.csx.com.

CSX Corporation

CONSOLIDATED INCOME STATEMENTS (Unaudited)
(Dollars in millions, except per share amounts)

	Quarters Ended				Nine Months Ended
	Sep. 30, 2011	Sep. 24, 2010	$ Change	% Change	Sep. 30, 2011	Sep. 24, 2010	$ Change	% Change

Revenue	$2,963	$2,666	$297	11%	$8,792	$7,820	$972	12%
Expense
Labor and Fringe	765	731	(34)	(5)	2,294	2,181	(113)	(5)
Materials, Supplies and Other	562	509	(53)	(10)	1,649	1,579	(70)	(4)
Fuel	412	279	(133)	(48)	1,245	866	(379)	(44)
Depreciation	251	232	(19)	(8)	740	690	(50)	(7)
Equipment and Other Rents	95	90	(5)	(6)	287	279	(8)	(3)
Total Expense	2,085	1,841	(244)	(13)	6,215	5,595	(620)	(11)

Operating Income	878	825	53	6	2,577	2,225	352	16

Interest Expense	(138)	(131)	(7)	(5)	(412)	(408)	(4)	(1)
Other Income - Net(a)	6	8	(2)	(25)	11	28	(17)	(61)
Earnings Before Income Taxes	746	702	44	6	2,176	1,845	331	18

Income Tax Expense(b)	(282)	(288)	6	2	(811)	(712)	(99)	(14)
Net Earnings	$464	$414	$50	12%	$1,365	$1,133	$232	20%

Operating Ratio	70.4%	69.1%			70.7%	71.5%

Per Common Share
Net Earnings Per Share, Assuming Dilution	$0.43	$0.36	$0.07	19%	$1.24	$0.97	$0.27	28%

Average Shares Outstanding, Assuming Dilution (Millions)(c)	1,077	1,145			1,100	1,162

Cash Dividends Paid Per Common Share	$0.12	$0.08			$0.33	$0.24

See accompanying Notes to Consolidated Financial Statements on page 6.

CSX Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)

	(Unaudited)
	Sep. 30, 2011	Dec. 31, 2010
ASSETS

Cash, Cash Equivalents and Short-term Investments	$641	$1,346
Other Current Assets	1,660	1,509
Properties - Net	24,418	23,799
Investment in Affiliates and Other Companies	1,168	1,134
Other Long-term Assets	361	353
Total Assets	$28,248	$28,141

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Maturities of Long-term Debt	$494	$613
Other Current Liabilities	2,074	1,924
Long-term Debt	8,160	8,051
Deferred Income Taxes	7,535	7,053
Other Long-term Liabilities	1,717	1,800
Total Liabilities	19,980	19,441

Total Shareholders' Equity	8,268	8,700
Total Liabilities and Shareholders' Equity	$28,248	$28,141

See accompanying Notes to Consolidated Financial Statements on page 6.

CSX Corporation

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS (Unaudited)
(Dollars in millions)

	Nine Months Ended
	Sep. 30, 2011	Sep. 24, 2010
OPERATING ACTIVITIES
Net Earnings	$1,365	$1,133
Depreciation	740	690
Deferred Income Taxes	486	139
Other-Net(d)	(6)	315
Net Cash Provided by Operating Activities	2,585	2,277

INVESTING ACTIVITIES
Property Additions	(1,436)	(1,103)
Other Investing Activities	35	41
Net Cash Used in Investing Activities	(1,401)	(1,062)

FINANCING ACTIVITIES
Long-term Debt Issued	600	—
Long-term Debt Repaid	(595)	(103)
Dividends Paid	(354)	(275)
Shares Repurchased(e)	(1,564)	(1,123)
Other Financing Activities - Net(f)	17	(107)
Net Cash Used in Financing Activities	(1,896)	(1,608)

Net Decrease in Cash and Cash Equivalents	(712)	(393)

CASH AND CASH EQUIVALENTS
Cash and Cash Equivalents at Beginning of Period	1,292	1,029
Cash and Cash Equivalents at End of Period	$580	$636

See accompanying Notes to Consolidated Financial Statements on page 6.

CSX Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

a)	Other Income - Net: Other income - net consisted of the following:

	Quarters Ended			Nine Months Ended
(Dollars in millions)	Sep. 30, 2011	Sep. 24, 2010	$ Change	Sep. 30, 2011	Sep. 24, 2010	$ Change
Interest Income	$1	$1	$—	$3	$4	$(1)
Income from Real Estate Operations	6	5	1	14	20	(6)
Miscellaneous Income (Expense)	(1)	2	(3)	(6)	4	(10)
Total Other Income - Net	$6	$8	$(2)	$11	$28	$(17)

b)
Income Tax Expense: During the third quarter of 2010, the Company recorded an income tax charge of $22 million or $0.02 per share primarily related to the merger of the Company's former Intermodal subsidiary with CSX Transportation, Inc.

c)	Shares Outstanding: All share and per share data were retroactively restated to reflect the 3:1 stock split which was effective May 31, 2011.

d)
Other Operating Activities - Net:  During the nine months 2011, the decrease in other operating activities was primarily driven by a higher accounts receivable balance related to higher revenue as well as larger incentive compensation payouts.

e)
Shares Repurchased:  During the third quarter of 2011 and 2010, CSX repurchased approximately $1 billion, or 46 million shares, and $300 million, or 17 million shares, respectively, under the Company's previously announced share repurchase program. During the nine months of 2011 and 2010, CSX repurchased $1.6 billion, or 67 million shares, and $1.1 billion, or 63 million shares, respectively. Shares purchased before May 31, 2011 have been restated to reflect the 3:1 stock split for comparability purposes.

f)
Other Financing Activities - Net:  In 2010, other financing activities included $141 million paid as cash consideration to exchange higher interest rate debt for lower interest rate debt which did not repeat in 2011.

CSX Corporation

VOLUME AND REVENUE (Unaudited)
Volume (Thousands of units); Revenue (Dollars in millions); Revenue Per Unit (Dollars)

Quarters Ended September 30, 2011 and September 24, 2010

	Volume			Revenue			Revenue Per Unit
	2011	2010	% Change	2011	2010	% Change	2011	2010	% Change
Agricultural
Agricultural Products	96	104	(9)%	$234	$246	(5)%	$2,438	$2,365	4%
Phosphates and Fertilizers	80	78	2	118	107	10	1,475	1,372	8
Food and Consumer	24	26	(5)	64	62	3	2,667	2,385	8
Industrial
Chemicals	116	116	—	407	379	8	3,509	3,267	7
Automotive	86	82	4	228	196	16	2,651	2,390	12
Metals	66	57	15	155	125	24	2,348	2,193	7
Housing and Construction
Emerging Markets	116	113	3	180	163	11	1,552	1,442	8
Forest Products	73	67	9	179	150	20	2,452	2,239	9
Total Merchandise	657	643	2	1,565	1,428	10	2,382	2,221	7

Coal	386	392	(1)	957	835	15	2,479	2,130	16

Intermodal	576	574	—	369	318	16	641	554	15

Other	—	—	—	72	85	(15)	—	—	—

Total	1,619	1,609	1%	$2,963	$2,666	11%	$1,830	$1,657	10%

Nine Months Ended September 30, 2011 and September 24, 2010

	Volume			Revenue			Revenue Per Unit
	2011	2010	% Change	2011	2010	% Change	2011	2010	% Change
Agricultural
Agricultural Products	314	325	(4)%	$767	$768	—%	$2,443	$2,363	4%
Phosphates and Fertilizers	243	237	2	373	339	10	1,535	1,430	7
Food and Consumer	76	76	1	197	180	9	2,592	2,368	8
Industrial
Chemicals	352	344	2	1,214	1,102	10	3,449	3,203	8
Automotive	262	244	7	673	570	18	2,569	2,336	10
Metals	201	183	10	461	393	17	2,294	2,148	7
Housing and Construction
Emerging Markets	328	311	5	504	460	10	1,537	1,479	4
Forest Products	212	195	9	514	440	17	2,425	2,256	7
Total Merchandise	1,988	1,915	4	4,703	4,252	11	2,366	2,220	7

Coal	1,159	1,166	(1)	2,794	2,406	16	2,411	2,063	17

Intermodal	1,710	1,612	6	1,077	941	15	630	584	8

Other	—	—	—	218	221	(1)	—	—	—

Total	4,857	4,693	3%	$8,792	$7,820	12%	$1,810	$1,666	9%

CSX Corporation

VOLUME AND REVENUE
The Company achieved positive year-over-year volume and revenue results as demand for rail service in the markets CSX serves continues to support profitable growth. The overall increase in volume reflects strength driven by growth in metals and forest products. Ongoing emphasis on pricing above rail inflation, along with higher fuel recovery associated with the increase in fuel prices drove revenue-per-unit increases in all markets.

Merchandise

Agricultural

Agricultural Products - Volume decreased due to reduced demand for feed shipments as a result of limited supply, higher corn prices and decreased production from producers of poultry and pork.

Phosphates and Fertilizers - Shipments of fertilizers grew as farmers used more fertilizer to improve crop yields in response to high crop prices.

Food and Consumer - Volume declined due to decreased shipments of alcoholic beverages and appliances caused by higher beer inventories and continued weakness in the housing sector, respectively.

Industrial

Chemicals - Volume was flat as strength in demand for intermediate products, used in manufacturing consumer goods and automobiles, was offset by weakness in plastics due to high inventories. Intermediate products are key inputs in the production of both durable and nondurable goods as well as packaging.

Automotive - Automotive volume grew as a result of increased North American automotive production.

Metals - Volume growth was driven by higher domestic steel production resulting from strong demand from the automotive and energy sectors for products such as sheet steel and pipe. This increased production, along with international demand, resulted in a large increase in scrap shipments.

Housing and Construction

Emerging Markets - Volume increased due to improved shipments of cement, aggregates (which include crushed stone, sand and gravel) and waste as a result of overall growth in these markets.

Forest Products - Volume increased, despite the weakness in housing-related markets, with strength in shipments of pulp board and paper used in packaging for consumer products and a slight increase in demand for building products as a result of storm-related damage and low inventories.

Coal
Shipments of utility coal declined as electrical generation was flat in the eastern U.S., natural gas prices remained low and utility stockpiles were slightly above target levels. This decrease was partially offset by higher export shipments driven by greater demand for U.S. coal in Europe, Asia and South America. The increase in revenue per unit reflects improved yield, fuel recovery and positive mix.

Intermodal
Volume was flat as growth in domestic shipments was offset by weakness in international volume. Domestic shipments increased as higher fuel prices led to over-the-road conversions. International volume declined due to difficult comparisons from an early peak shipping season in 2010, versus a later, more moderate peak shipping season this year. The increase in revenue per unit primarily reflects higher fuel recovery due to rising fuel prices and yield improvement.

Other
Other revenue decreased due to lower contract volume commitments and incidental charges partially offset by higher affiliate revenue.

CSX Corporation

EXPENSE

Expenses increased $244 million from last year's third quarter. Significant variances are described below.

Labor and Fringe expense increased $34 million primarily due to the following:

•Inflation related to higher wages and healthcare costs increased $29 million.

•	Service and training expenses were $27 million higher related to additional resources to improve service, reflecting the 4% headcount increase.

•	Expenses increased $14 million for guarantee payments for a facility closure.

•	Incentive compensation expenses were $30 million lower.

•	Various other costs that were favorable during the quarter.

Materials, Supplies and Other expense increased $53 million due to the following:

•	Volume-related expenses (e.g., increased activity at coal piers) were $16 million higher.

•	Inflation-related expenses increased $11 million.

•	Higher resources resulted in expenses of $6 million related to increased locomotive maintenance and crew travel.

•	Other various expenses were higher during the quarter, driven by the cycling of prior year items, property taxes as well as storm-related costs.

Fuel expense increased $133 million primarily due to a 44% increase in average price per gallon for locomotive fuel as well as higher non-locomotive fuel expense. (See Fuel Statistics table below)

FUEL STATISTICS

	Quarters Ended			Nine Months Ended
	Sep. 30, 2011	Sep. 24, 2010	Change	Sep. 30, 2011	Sep. 24, 2010	Change
Estimated Locomotive Fuel Consumption (Millions of gallons)	121.1	117.4	(3.7)	372.2	357.9	(14.3)
Price per Gallon (Dollars)	$3.13	$2.17	$(0.96)	$3.07	$2.20	$(0.87)
Total Locomotive Fuel Expense (Dollars in millions)	$379	$255	$(124)	$1,143	$787	$(356)
Total Non-Locomotive Fuel Expense (Dollars in millions)	33	24	(9)	102	79	(23)
Total Fuel Expense (Dollars in millions)	$412	$279	$(133)	$1,245	$866	$(379)

EMPLOYEE COUNTS (Estimated)

	2011	2010	Change
July	31,497	30,425	1,072
August	31,651	30,344	1,307
September	31,843	30,340	1,503

Average	31,664	30,370	1,294

CSX Corporation

OPERATING STATISTICS (Estimated)

	Quarters Ended			Nine Months Ended
	Sep. 30, 2011	Sep. 24, 2010	Improvement (Decline) %	Sep. 30, 2011	Sep. 24, 2010	Improvement (Decline) %
Coal (Millions of Tons)
Domestic
Utility	28.5	30.2	(6)%	83.4	90.5	(8)%
Other	3.7	4.2	(12)	10.2	10.7	(5)
Total Domestic	32.2	34.4	(6)	93.6	101.2	(8)
Export	8.8	6.6	33	29.8	21.9	36
Coke and Iron Ore	2.3	2.3	—	5.8	6.0	(3)
Total Coal	43.3	43.3	—%	129.2	129.1	—%

Revenue Ton-Miles (Billions)
Merchandise	31.6	31.5	—%	97.7	95.2	3%
Coal	19.2	19.8	(3)	57.9	59.3	(2)
Intermodal	5.5	5.2	6	16.3	14.8	10
Total	56.3	56.5	—%	171.9	169.3	2%

Gross Ton-Miles (Billions)
Total Gross Ton-Miles	102.6	103.0	—%	314.4	307.7	2%
(Excludes locomotive gross ton-miles)

Safety and Service Measurements
FRA Personal Injury Frequency Index	1.08	1.04	(4)%	0.90	1.00	10%
(Number of FRA-reportable train accidents per million train miles)
FRA Train Accident Rate	1.81	2.44	26%	2.30	2.83	19%
(Number of FRA-reportable train accidents per million train miles)

On-Time Train Originations	72%	77%	(6)%	68%	75%	(9)%
On-Time Destination Arrivals	61%	69%	(12)%	59%	69%	(14)%

Dwell (Hours)	25.5	24.8	(3)%	26.0	24.8	(5)%
Cars-On-Line	204,649	210,117	3%	208,518	211,672	1%

Train Velocity (Miles per hour)	20.6	21.1	(2)%	20.3	21.0	(3)%

Resources			Increase (Decrease) %
Route Miles	21,043	21,091	—%
Locomotives (Owned and long-term leased)	4,069	4,068	—%
Freight Cars (Owned and long-term leased)	77,828	80,919	(4)%

CSX Rail Network

Syracuse
Selkirk
Buffalo
Detroit
Stanley
Walbridge
Chicago
Cleveland
Willard
Greenwich
Cumberland
Columbus
Curtis Bay
Locust Point
Avon
Cincinnati
Russell
Richmond
Evansville
Louisville
Erwin
Rocky Mount
Nashville
Hamlet
Florence
Atlanta
Birmingham
Charleston
Montgomery
E. Savannah
Waycross
Mobile
Jacksonville
New Orleans
Tampa
Major Terminals
Coal Network
I-90 Corridor
I-95 Corridor
Southeastern Corridor
CSX Rail Network